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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-4 of Resource Bancshares Mortgage Group, Inc. of our report dated February 28, 1997, relating to the financial statements of Resource Bancshares Corporation, which appears in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.

                                                /s/ PRICE WATERHOUSE LLP

Columbia, South Carolina
June 10, 1997